As filed with the Securities and Exchange Commission on August 3, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LeapFrog Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4652013
(State of Incorporation)	(I.R.S. Employer Identification No.)

6401 Hollis Street, Suite 100

Emeryville, CA 94608-1071

(Address of principal executive offices)

2002 Equity Incentive Plan

(Full title of the plans)

William B. Chiasson

LeapFrog Enterprises, Inc.

Chief Financial Officer

6401 Hollis Street, Suite 100

Emeryville, CA 94608-1071

(510) 420-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey, Esq.

Cooley Godward Kronish LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share	3,000,000 shares	$8.155	$24,465,000	$752

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of our Class A Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) and Rule 457(h)(1) under the Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Class A Common Stock on August 2, 2007 as reported on the New York Stock Exchange for shares reserved for future grant pursuant to the 2002 Equity Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of the Class A Common Stock of LeapFrog Enterprises, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2002 Equity Incentive Plan, as amended and approved by the Registrant’s stockholders at its Annual Meeting of Stockholders held on May 1, 2007. Pursuant to Instruction E of Form S-8, the contents of the registration statements on Form S-8 File No. 333-97061, File No. 333-117798 and File No. 333-136328 filed with the Securities and Exchange Commission on July 25, 2002, July 30, 2004 and August 4, 2006, respectively, are hereby incorporated by reference.

Item 3.	Incorporation of Documents by Reference.

The documents listed below and filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement. The Securities and Exchange Commission File No. for the documents incorporated by reference is 1-31396.

(a) The Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed March 8, 2007, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)(1) The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed on May 4, 2007 and Quarterly Report on Form 10-Q/A filed on May 18, 2007.

(b)(2) The Current Reports on Form 8-K filed on January 8, 2007, March 6, 2007, March 29, 2007 and July 20, 2007.

(c) The description of the Registrant’s Class A common stock contained in a Registration Statement on Form 8-A, filed July 16, 2002, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 8.	Exhibits.

Exhibit Number
4.1 (a)	Amended and Restated Certificate of Incorporation

4.2 (a)	Amended and Restated Bylaws

4.3 (b)	Form of Specimen Class A Common Stock Certificate

4.4 (c)	Fourth Amended and Restated Stockholders Agreement, dated May 30, 2003, among the Registrant and the investors named therein

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

99.1 (d)	2002 Equity Incentive Plan, as amended

(a)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-86898).
(b)	Incorporated by reference from the Registrant’s Form 10-K filed on March 7, 2006 (SEC File No. 001-31396).
(c)	Incorporated by reference from the Registrant’s Form 10-Q filed on August 12, 2003 (SEC File No. 001-31396).
(d)	Incorporated by reference from the Registrant’s Form 8-K filed on July 20, 2007 (SEC File No. 001-31396).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on August 3, 2007.

LEAPFROG ENTERPRISES, INC.

By:	/s/ William B. Chiasson
William B. Chiasson
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey G. Katz and William B. Chiasson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jeffrey G. Katz	Chief Executive Officer and President	July 30, 2007
Jeffrey G. Katz	(Principal Executive Officer)

/s/ William B. Chiasson	Chief Financial Officer (Principal Financial	July 30, 2007
William B. Chiasson	and Accounting Officer)

/s/ Steven B. Fink	Chairman and Director	July 30, 2007
Steven B. Fink

/s/ Thomas J. Kalinske	Vice Chairman and Director	July 30, 2007
Thomas J. Kalinske

/s/ David C. Nagel	Director	July 30, 2007
David C. Nagel

/s/ Stanley E. Maron	Director	July 30, 2007
Stanley E. Maron

/s/ E. Stanton McKee	Director	July 30, 2007
E. Stanton McKee

/s/ Ralph R. Smith	Director	July 30, 2007
Ralph R. Smith

/s/ Caden Wang	Director	July 30, 2007
Caden Wang

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EXHIBIT INDEX

Exhibit Number
4.1 (a)	Amended and Restated Certificate of Incorporation

4.2 (a)	Amended and Restated Bylaws

4.3 (b)	Form of Specimen Class A Common Stock Certificate

4.4 (c)	Fourth Amended and Restated Stockholders Agreement, dated May 30, 2003, among the Registrant and the investors named therein

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

99.1 (d)	2002 Equity Incentive Plan, as amended

(a)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-86898).
(b)	Incorporated by reference from the Registrant’s Form 10-K filed on March 7, 2006 (SEC File No. 001-31396).
(c)	Incorporated by reference from the Registrant’s Form 10-Q filed on August 12, 2003 (SEC File No. 001-31396).
(d)	Incorporated by reference from the Registrant’s Form 8-K filed on July 20, 2007 (SEC File No. 001-31396).

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